THIS AGREEMENT made as of the 1st day of August, 1998.

AMONG:

          INTERNATIONAL MENU SOLUTIONS CORPORATION, a corporation incorporated under the laws of State of Nevada, (hereinafter referred to as the "Corporation"),
                                                              OF THE FIRST PART,
                                    - and -

          MICHAEL A. STEELE, of the City of Toronto, in the Province of Ontario, (hereinafter referred to as "Executive"),

                                                             OF THE SECOND PART.

     WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set out;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements here contained and for other good and valuable consideration, the parties agree as follows:

1.   TERM

     The Corporation shall employ the Executive from August 1, 1998 unless such employment shall be terminated as hereinafter provided.

2.   DUTIES

     The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries and associates of the Corporation (as those terms are defined in the Ontario Business Corporations Act) as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive. Without limitation of the foregoing, the Executive shall occupy the office of President and Chief Executive Officer of the Corporation. The Executive shall:

     (a) devote his full time and attention and his best efforts during normal business hours to the business and affairs of the Corporation;

     (b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation; and

     (c) use his best efforts to promote the interests and goodwill of the Corporation.

3.   REPORTING PROCEDURES

     The Executive shall report to the board of directors of the Corporation. The Executive shall report fully on the management, operations and business affairs of the Corporation and advise to the best of his ability and in accordance with reasonable business standards on matters that may arise from time to time during the term of this agreement.

4.   REMUNERATION

     (a) The annual base salary payable to the Executive for his services hereunder for the first year of the term of this agreement shall be $160,O0O.00(USD), exclusive of bonuses, benefits and other compensation. The annual base salary payable to the Executive for his services hereunder for each successive year of the term of this agreement, exclusive of bonuses, benefits and other compensation, shall be the subject of determination by the Executive and the compensation committee of the board of directors of the Corporation. The annual base salary payable to the Executive pursuant to the provisions of this section 4 shall be payable in equal semi-monthly installments in arrears on the 1st and 15th day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

     (b) The Corporation shall provide the Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offered by the Corporation from time to time to its senior executives in the manner and to the extent authorized by the board of directors of the Corporation.

     (c) The Corporation shall pay to the Executive a bonus of $50,000.00 (USD) upon execution of this Agreement which shall vest as to $ 10,000.00 (USD) for each full year of employment following the date hereof and in the event that the Executive voluntarily terminates his employment with the Corporation, the unvested amount shall be repaid by the Executive to the Corporation.

5.   PERFORMANCE BONUS

     In addition to the Executive's annual base salary, the Executive shall receive following each fiscal year end of the Corporation presently being December 31 the following performance bonus:

     1. Annual Stock Option Grant. An annual grant of stock options for common shares in the capital stock of the Corporation with the number of such options to be determined as follows:

          (a) the number being five percent of the aggregate number of issued and outstanding common shares and Class N shares in the capital stock of the

               Corporation as at December 31 shall be determined, the "Five Percent Amount"); less

          (b) the aggregate number of options previously granted to the Executive as at such December 31 shall be determined (the "Current Options");

          such difference being the number of options to be granted to the Executive. The options shall be granted within sixty days of the end of each fiscal year of the Corporation and at the option price of the average of the closing price for the Corporation's common shares for the ten (10) trading days prior to each such December 31.

          2. Cash Bonus. The Corporation shall pay to the Executive within sixty days following the approval of the audited financial statements of the Corporation each year a cash bonus equal to five percent (5%) of the EBDTA of the Corporation on a consolidated basis for the fiscal period covered by the audited statements so approved. In the event that the Corporation is not in a position to pay such bonus at the time for payment the outstanding amount shall accrue interest at the rate of interest being the aggregate of the Corporation's Canadian banker's prime rate plus three percent. For purposes hereof "EBTDA" shall mean earnings before income taxes, depreciation and amortization, as calculated in accordance with generally accepted accounting principles consistent with the policies used to prepare the consolidated financial statements of the Corporation for the relevant period.

6.   NO FURTHER SALARY OR BONUS ADJUSTMENTS

     Other than as herein provided, there shall be no cost-of-living increase or merit increase in the annual base salary or the executive bonus unless agreed to in writing by the Corporation.

7.   VACATION

     The Executive shall be entitled to six (6) weeks' paid vacation per fiscal year of the Corporation at a time approved in advance by the Chairman, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of the Corporation and the need for the timely performance of the Executive's responsibilities. In the event that the Executive decides not to take all the vacation to which he is entitled in any fiscal year, the Executive shall be entitled to take up to one week of such vacation in the next following fiscal year at a time approved in advance by the Chairman.

     All references in this Agreement to "Chairman" shall mean such person so appointed by the board of directors of the Corporation from time to time provided that such person is not the Executive and in the event that such person is one and the same as the Executive, then all references herein to "Chairman" shall mean the board of directors of the Corporation or such other person designated by the board of directors of the Corporation.

8.   AUTOMOBILE

     The Executive shall be supplied with a leased car selected by the Corporation to be by him for Corporation's business. The Corporation shall pay or reimburse the Executive for all reasonable operating costs of this vehicle, including leasing costs, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Executive carrying out his duties hereunder. The Executive shall supply the Corporation with the originals of all invoices or statements in respect of which the Executive seeks reimbursement.

9.   EXPENSES

     The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

10.  TERMINATION

     (a) For Cause

     The Corporation may terminate the employment of the Executive without notice or any payment in lieu of notice for cause which, without limiting the generality of the foregoing, shall include:

          (i) if there is a repeated and demonstrated failure on the part of the Executive to perform the material duties of the Executive's position in a competent manner and where the Executive fails to substantially remedy the failure within a reasonable period of time after receiving written notice of such failure from the Corporation;

          (ii) if the Executive is convicted of a criminal offence involving fraud or dishonesty;

          (iii) if the Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which the Corporation is a party or with which it is associated without making disclosure to and obtaining the prior written consent of the Corporation;

          (iv)  if  the   Executive   fails  to  honour  his  fiduciary  to  the
     Corporation, including the duty to act in the best interests of the Corporation; or

          (v) if the Executive disobeys reasonable instructions given in the course of employment by the Chairman (if a person other than the Executive) or the board of directors of the Corporation that are not inconsistent with the Executive's management position and not remedied by the Executive within a reasonable period of time after receiving written notice of such disobedience.

     (b) For Disability/Death

     This agreement may be immediately terminated by the Corporation by notice to the Executive if the Executive becomes permanently disabled. The Executive shall be deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 120 consecutive days, or if, during any year of the employment period, the Executive has been unable or unwilling or has failed to perform his duties for a total of 180 days, consecutive or not. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.

     This agreement shall terminate without notice upon the death of the Executive.

11.  SEVERANCE PAYMENTS

     (a) Upon termination of the Executive's employment: (i) for cause; (ii) by the voluntary termination of employment of the Executive; or (iii) by the non-renewal of this Agreement, the Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination calculated pro rata up to and including the date of termination, together with any amount to which the Executive is entitled under the Employment Standards Act (Ontario), as amended and in force from time to time.

     (b) if the Executive's employment is terminated for any other reason other than the reason set forth subsection 11(a), the Executive shall be entitled to receive the lesser of:

          (i) the total of:

               (A) 24 months' salary at the then applicable base salary rate;

               (B) the present value, as determined by the Chairman, acting reasonably, of the benefits described in section 4(b) that would be enjoyed by the Executive during the next 24 months assuming his employment was not terminated and assuming the then current level of benefits were continued for those 24 months;

               (C) the present value, as determined by the Chairman, acting reasonably, of the amount that the Chairman estimates would be the amount payable to the Executive out of the Executive Bonus Pool assuming that the Executive's employment was not terminated until the end of the current fiscal year and all other participants of the Executive Bonus Pool continued in the employment of the Corporation for the full then current fiscal year; and

               (D) the present value, as determined by the Chairman, acting reasonably, of the amounts that would have been paid by the Corporation or reimbursed to the Executive pursuant to section 8 during the next 24 months assuming that his employment had not been terminated; and

          (ii) the salary otherwise payable to the Executive for the unexpired term of this agreement together with the other amounts described in clause 11 (b)(i), mutatis mutandis, provided that in no case will the Executive receive less than the amount to which he is entitled under the Employment Standards Act (Ontario).

The payment described in this subsection 11(b) is the only severance payment the Executive will receive in the event of the termination of this agreement for reasons contemplated in this subsection 11(b) unless overridden by golden parachute.

     (c) If the Executive's employment is terminated as result of the permanent disability or death of the Executive, the Executive or his estate, as applicable, shall be entitled to receive, within 30 days of the date of such termination, the balance of the base salary that would otherwise be paid to the Executive during the reminder of the term of this agreement. The Executive agrees to reasonably comply with all requirements necessary for the Corporation to obtain life insurance for the term of this agreement.

     (d) For the purposes of this section 11, whenever a payment is to be determined with reference to the remaining term of this agreement, if less than six months remain in the term of this agreement and no party has given notice of its intention not to renew this agreement as contemplated by section 1, the "remaining term of this agreement" shall include the remainder of the then existing term of this agreement plus the renewal period.

12.  Termination of Employment

12.01 In the event that at any time after the date hereof:

     (a) a Fundamental Change (as hereinafter defined) occurs with respect to the Company, and the Executive, at any time within 180 days following the date of such Fundamental Change, voluntarily resigns as an officer, director and employee of the Company; or

     (b) The Executive's office and employment are terminated by the Company on or after the occurrence of a Fundamental Change;

          the Executive shall be entitled to receive, and the Company shall pay to the Executive immediately following the earlier of the effective date of resignation or of termination (the "Date of Termination"), a cash amount payable as a retiring allowance equal to the aggregate of:

     (c) all amounts earned or accrued to the Date of Termination but unpaid, including unpaid salary, reimbursement of expenses and all other benefits and entitlements which F-re payable in cash and to which the Executive is then entitled; and

     (d)  the product obtained by multiplying by three the aggregate of:

          (A) the aggregate salary paid or payable by the Company to the Executive in respect of the 12 month period preceding the month in which the date of Termination occurred; and

          (B) the aggregate of all bonuses paid or payable by the Company to the Executive in respect of the 12 month period preceding the month in which the Date of Termination occurred.

12.02 For the purposes of Section 12.01;

     (a) a "Fundamental Change" means:

          (i) a transaction or series of' transactions in or pursuant to which, directly or indirectly, the Company shall merge, consolidate or amalgamate with or into or enter into an arrangement with) any other person where all or part of the outstanding voting securities of the Company are changed in any way, reclassified or convened into or exchanged for shares or other securities or cash or any other property;

          (ii) a transaction or series of transactions in which, directly or indirectly, the Company (or any successor company) shall sell or otherwise transfer, dispose of (or one or more of its subsidiaries shall sell or otherwise transfer or dispose of) all or substantially all of the business, operations, properties and/or assets of the Company (taken on a consolidated basis);

          (iii) any change in Beneficial Ownership, direct or indirect, of voting securities of the Company (or any successor company) which occurs which results in a Person beneficially owning greater than 20% of the voting securities of the Company calculated on a Partially Diluted Basis; and/or

          (iv) any change in the constitution of the membership of the board of directors of the Company as it exists on the date hereof, such that more than 50% of the directors of the Company are individuals who are not directors of the Company as at the date hereof and are not approved by a majority of the board of directors of the Company as it exists on the date hereof;

     (b) a Person shall be deemed to be the "Beneficial Owner" and to have "Beneficial Ownership" of, and to "Beneficially Own" any securities which it or any Person Acting Jointly or in concert with it is or may be deemed to be the beneficial owner of pursuant to Section 90 of - the Securities Act (Ontario) (or, pursuant to any comparable or successor laws or regulations or, if the said section shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to Section 90 of the Securities Act (Ontario) as in effect on the date of this Agreement);

     (c) a Person shall be deemed to be a "Person Acting Jointly or in Concert" with another Person if either Person is an "associate" or an "affiliate" of the other Person (as such terms are defined in the Securities Act (Ontario));

     (d) a "Person" means an individual, corporation, partnership or trust, unincorporated association, pension fund, government or government agency, department or instrumentality and pronouns have a familiarly extended meaning;

     (e) for the purposes of calculating the number of securities Beneficially Owned by a Person on a "Partially Diluted Basis", if a Person is deemed to be the Beneficial Owner of unissued securities pursuant to subsection 12.02(b) hereof, such securities shall be deemed to be outstanding;

12.03 The provisions of Section 12.01 shall apply successively to each Fundamental Change affecting the Company.

12.04 Notwithstanding anything in this Agreement to the contrary, if the Executive's employment is terminated prior to a Fundamental Change and the Executive reasonably demonstrates that such termination (i) was at the request or instance of a Person or group of Persons whose subsequent acquisition of voting securities of the Company (or any successor company) resulted in a Fundamental Change occurring or ii) otherwise occurred in connection with or in anticipation of or as a precondition to a Fundamental Change, then, for all purposes of this Agreement, the Executive shall be entitled to receive all payments referred to in Section 12.01 as if such Executive's employment had been terminated following the occurrence of such Fundamental Change.

     12.05 The parties acknowledge and agree that the intention of this Agreement is:

     (a) to avoid litigation; and

     (b) to provide both the Company and the Executive with a genuine negotiated pre-estimate of damages.

The parties further acknowledge and agree that the Executive shall have no obligation to mitigate the Executive's damages in the event of termination of the Executive's employment in the circumstances described in Section 12.01.

12.06 In the event of termination of the Executive's employment in the circumstances described in Section 12.01, the Executive shall, upon due payment and performance by the Company of its obligations set out under Section 12.01, be deemed to have accepted such payment and performance in full satisfaction of any legal rights or remedies which the Executive might otherwise have as a result of termination and the Company and the Executive shall each be required forthwith to execute in favour of the other a general release signifying such satisfaction.

12.07 The Executive hereby acknowledges and agrees that the directors of the Company, from time to time, shall not be personally liable or responsible for the payment of any amounts owing to the Executive hereunder, such payment being the sole obligation of the Company and the Executive further acknowledges and agrees that he shall have no cause of action against any director of the Company in such director's personal capacity with respect to the non-payment of any monies by the Company hereunder.

12.08 The Company shall pay all reasonable legal fees incurred by the Executive in enforcing the Executive's rights hereunder.

13.  CONFIDENTIALITY

     The Executive acknowledges and agrees that:

          (a) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, (collectively, "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

          (b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients and suppliers and as such has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

          (c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

          (d) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

     In acknowledgment of the matters described above and in consideration of the payments to be received by the Executive pursuant to this agreements the Executive hereby agrees that he will not, for one (1) year from the date hereof, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

14.  NON-SOLICITATION

     The Executive hereby agrees that he will not, during the period commencing on the date hereof and ending one (1) year following the expiration of the terms of this agreement, be a party to or abet any solicitation of customers, clients or suppliers of the Corporation or any of its subsidiaries, to transfer business from the Corporation or any of its subsidiaries, to any other person, or seek in any way to persuade or entice any employee of the Corporation or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

15.  DISCLOSURE

     During the employment period, the Executive shall promptly disclose to the Chairman full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to the Corporation or to any of its suppliers or customers.

16.  PLACE OF EMPLOYMENT

     The Corporation shall not move or otherwise relocate the place of business at which the Executive reports to work more than 50 kilometres from the current place of business at Toronto, Ontario.

17.  RETURN OF MATERIALS

     All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disk, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries and associates that may come into the possession or control of the Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of the Executive's employment for any reason, the Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of the Executive or directly or indirectly under the control of the Executive, The Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

18.  GOVERNING LAW

     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

19.  SEVERABILITY

     If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

20.  ENFORCEABILITY

     The executive hereby confirms and agree that the covenants and restrictions pertaining to the Executive contained in this agreement, including, without limitation those contained in section 12 and 13 hereof, are reasonable and valid and hereby further acknowledges and agree that the Corporation would suffer irreparable injury in the event of any breach by the Executive of his obligations under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that the Corporation shall therefore be entitled in lieu of any action for damages, temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach.

21.  NO ASSIGNMENT

     The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

22.  SUCCESSORS

     This agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

23.  NOTICES

     Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered, If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three business days after the resumption of postal service. Notice shall be addressed as follows:

              (a) If to the Corporation:
              350 Creditstone Road
              Concord, Ontario
              L4L 3Z2

              (b) If to the Executive:
              No. 1 Palace Pier Court
              Suite 3001
              Etobicoke, Ontario
              MSV3W9

24.  LEGAL ADVICE

     The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the executive and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this agreement.

25.  COUNTERPARTS

     This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                       INTERNATIONAL MENU SOLUTIONS
                                       CORPORATION


                                       Per: /s/ [ILLEGIBLE]
                                            ---------------------------------
                                                Director

                                       Per:  /s/ [ILLEGIBLE]
                                            ---------------------------------
                                                Director



---------------------------------              /s/ Michael A. Steele
          Witness                             ---------------------------------
                                              Michael A. Steele